UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey  08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                As previously disclosed, Glen A. Messina was elected by the Board of Directors of PHH Corporation (“PHH” or the “Company”) as President and Chief Executive Officer of the Company effective January 3, 2012.  In connection with the election of Mr. Messina to such offices, on February 19, 2012 the Board of Directors (the “Board”) and the Human Capital and Compensation Committee of the Board approved certain actions with respect to Mr. Messina’s compensation.

                On such date Mr. Messina’s annual base salary was increased from $700,000 to $800,000 retroactive to January 3, 2012.  In addition, Mr. Messina was awarded a promotion grant of equity awards.  The equity awards consist of non-qualified stock options to purchase 400,000 shares of Company common stock and performance based restricted stock units which represent a contingent right to receive up to 203,937 shares of the Company’s common stock upon vesting (the “Performance RSUs”).  Each grant was made pursuant to the Company’s Amended and Restated 2005 Equity and Incentive Plan (as amended, the “2005 EIP”).  The stock options have an exercise price of $14.22 per share, representing the closing price of the Company’s shares of common stock on February 17, 2012, the last completed trading day prior to the grant date.  The stock options will become vested and exercisable in full on February 19, 2015, subject to Mr. Messina’s continued employment with the Company.  Each Performance RSU represents a contingent right to receive one share of Company common stock upon vesting. The Performance RSUs will vest on February 19, 2015 if the average of the Company’s common stock price for the 90-day period prior to and including February 19, 2015 equals or exceeds $30.00 per share, subject to equitable adjustment upon the occurrence of certain events. One-third of the Performance RSUs will vest on February 19, 2015 if the average of the Company’s common stock price for the 90-day period prior to and including February 19, 2015 equals or exceeds $25.00 per share and is less than $30.00 per share, subject to equitable adjustment upon the occurrence of certain events. None of the Performance RSUs will vest if the average of the Company’s common stock price for the 90-day period prior to and including February 19, 2015 is less than $25.00 per share, subject to equitable adjustment upon the occurrence of certain events.

                Mr. Messina will also continue to be eligible to receive periodic equity awards under the 2005 EIP and cash-based performance awards under the Company’s Management Incentive Plan.

                The foregoing descriptions of the stock option and Performance RSU awards do not purport to be complete and are qualified in their entirety by reference to the full text of the 2012 Non-Qualified Stock Option Award Notice and Agreement and the 2012 Restricted Stock Unit Award Notice and Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference in their entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	2012 Non-Qualified Stock Option Award Notice and Agreement
10.2	2012 Restricted Stock Unit Award Notice and Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: February 24, 2012